UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 25, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2012, the employment agreements between NewStar Financial, Inc. and each of its executive officers including Chairman and CEO Timothy Conway and Chief Investment Officer Peter Schmidt-Fellner automatically renewed in accordance with their terms. The initial three-year term of these agreements was automatically renewed for one additional one year period under the same terms and conditions which are further described in the Form 8-K filed by NewStar on December 15, 2009. The term of the renewed agreements will expire on December 11, 2013.

On September 25, 2012 Robert Clemmens, NewStar Financial’s Chief Credit Officer, notified the Company of his intent to retire in the middle of 2013. Mr. Clemmens has been employed by NewStar in his role as Chief Credit Officer since 2004. A search for Mr. Clemmens’ successor is currently underway and his ultimate departure date will be dependent on the naming of his successor and the completion of an orderly transition of Mr. Clemmens’ duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: October 1, 2012	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

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